Exhibit 10.4

AMENDED AND RESTATED GUARANTY

AMENDED AND RESTATED GUARANTY, dated as of July 19, 2012 (this "Guaranty"), made by VRINGO, INC., a Delaware corporation (the "Company"), and each of its existing "Subsidiaries" (as defined in the Note defined below) as named on the signature pages hereto (collectively, the "Existing Subsidiaries") and each other Subsidiary of the Company hereafter becoming party hereto (each individually referred to herein as a "New Subsidiary" and collectively as the "New Subsidiaries," together with the Company and the Existing Subsidiaries, each a "Guarantor" and, collectively, the "Guarantor"), in favor of the "Buyer" (as defined below) party to the Note referenced below.

WITNESSETH :

WHEREAS, Innovate/Protect, Inc., a Delaware corporation formerly known as Labrador Search Corporation ("I/P"), and Hudson Bay Master Fund Ltd. (the "Buyer") are parties to that certain Subscription Agreement, dated as of June 22, 2011 (as amended, restated or otherwise modified from time to time, the "Subscription Agreement") pursuant to which, among other things, I/P issued the Senior Secured Note in the original principal amount of $3,200,000 (as amended, restated or otherwise modified from time to time, the "Note") to the Buyer;

WHEREAS, pursuant to the Guaranty dated as of June 22, 2011 (as amended prior to the date hereof, the "Existing Guaranty"), I/P Engine, Inc., a Virginia corporation formerly known as Smart Search Labs, Inc. ("I/P Engine"), I/P Labs, Inc., a Delaware corporation formerly known as Scottish Terrier Capital, Inc. ("I/P Labs" and together with I/P Engine, each individually referred to herein as an "Existing Guarantor" and collectively as the "Existing Guarantors"), guaranteed all of the obligations of I/P under, among other things, the Subscription Agreement, the Note and the other "Transaction Documents" (as defined in the Note), and have agreed to ratify and confirm certain of their guaranty obligations thereunder pursuant to this amended and restated Guaranty;

WHEREAS, the Company, I/P and VIP Merger Sub, Inc. ("Merger Sub"), a wholly-owned subsidiary of the Company, have entered into that certain Agreement and Plan of Merger, dated as of March 12, 2012 (the "Merger Agreement") pursuant to which, among other things, I/P shall be merged with and into Merger Sub (the "Merger Transaction");

WHEREAS, the Company, as part of the Merger Transaction, has agreed to guarantee the obligations of I/P under the Note and the Note Transaction Documents, and the Company has agreed to cause Vringo, Ltd., an Israeli corporation ("Vringo Israel"), and Vringo Israel has agreed, to guarantee the obligations of I/P under the Note and the Note Transaction Documents;

WHEREAS, pursuant to an Amended and Restated Pledge and Security Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the "Security Agreement"), the Guarantors have granted to the Buyer a security interest in and lien on their assets to secure their respective obligations under this Guaranty, the Note and the other Note Transaction Documents (as defined in the Note);

WHEREAS, each of the Existing Guarantors, the Company and each other Guarantor are or will be mutually dependent on each other in the conduct of their respective businesses as an integrated operation, with the credit needed from time to time by one often being provided through financing obtained by the other and the ability to obtain such financing being dependent on the successful operations of each of the Existing Guarantors, the Company and each other Guarantor.

NOW, THEREFORE, in consideration of the premises and the agreements herein and for other consideration, the sufficiency of which is hereby acknowledged, each Guarantor hereby agrees with the Buyer as follows:

SECTION 1. Definitions. Reference is hereby made to the Note for a statement of the terms thereof. All terms used in this Guaranty, which are defined in the Note and not otherwise defined herein, shall have the same meanings herein as set forth therein.

SECTION 2. Guaranty. The Guarantors, jointly and severally, hereby unconditionally and irrevocably, guaranty (a) the punctual payment, as and when due and payable, by stated maturity or otherwise, of all obligations and any other amounts now or hereafter owing by the Company in respect of it in respect of the Note and the other Note Transaction Documents, including, without limitation, all interest that accrues after the commencement of any proceeding commenced by or against any the Company or any Guarantor under any provision of the Bankruptcy Code (Chapter 11 of Title 11 of the United States Code) or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief (an "Insolvency Proceeding"), whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding, and any and all expenses (including reasonable counsel fees and expenses) reasonably incurred by the Buyer in enforcing any rights under this Guaranty (such obligations, to the extent not paid by the Company, being the "Guaranteed Obligations") and (b) the punctual and faithful performance, keeping, observance and fulfillment by the Company of all of the agreements, conditions, covenants and obligations of the Company contained in the Note and the other Note Transaction Documents. Without limiting the generality of the foregoing, each Guarantor's liability hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to the Buyer under the Note but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Guarantor or the Company (each, a "Transaction Party").

SECTION 3.       Guaranty Absolute; Continuing Guaranty; Assignments.

(a)         The Guarantors, jointly and severally, guaranty that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Note Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Buyer with respect thereto. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce such obligations, irrespective of whether any action is brought against any Transaction Party or whether any Transaction Party is joined in any such action or actions. The liability of any Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, to the extent permitted by law, any defenses it may now or hereafter have in any way relating to, any or all of the following:

(i)          any lack of validity or enforceability of any Note Transaction Document or any agreement or instrument relating thereto;

(ii)         any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Note Transaction Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Transaction Party or otherwise;

(iii)        any taking, exchange, release or non-perfection of any collateral with respect to the Guaranteed Obligations, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations; or

(iv)        any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Transaction Party.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Buyer or any other Person upon the insolvency, bankruptcy or reorganization of any Transaction Party or otherwise, all as though such payment had not been made.

(b)          This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the indefeasible payment in full in cash of all obligations under the Note (together with any matured indemnification obligations as of the date of such payment, but excluding any inchoate or unmatured contingent indemnification obligations) and payment of all other amounts payable under this Guaranty (excluding any inchoate or unmatured contingent indemnification obligations) and (ii) be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of and be enforceable by the Buyer and its respective successors, and permitted pledgees, transferees and assigns. Without limiting the generality of the foregoing sentence, the Buyer may pledge, assign or otherwise transfer all or any portion of its rights and obligations under and subject to the terms of any Note Transaction Document to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Buyer herein or otherwise, in each case as provided in the other Note Transaction Document.

SECTION 4.          Waivers. To the extent permitted by applicable law, each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Buyer exhausts any right or takes any action against any Transaction Party or any other Person or any Collateral (as defined in the Security Agreement). Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. The Guarantors hereby waive any right to revoke this Guaranty, and acknowledge that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

SECTION 5.         Subrogation. No Guarantor may exercise any rights that it may now or hereafter acquire against any Transaction Party or any other guarantor that arise from the existence, payment, performance or enforcement of any Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Buyer against any Transaction Party or any other guarantor or any Collateral (as defined in the Security Agreement), whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Transaction Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until the indefeasible payment in full in cash of all obligations under the Note (together with any matured indemnification obligations as of the date of such payment, but excluding any inchoate or unmatured contingent indemnification obligations) and payment of all other amounts payable under this Guaranty (excluding any inchoate or unmatured contingent indemnification obligations). If any amount shall be paid to a Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Buyer and shall forthwith be paid to the Buyer to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Note Transaction Document, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (a) any Guarantor shall make payment to the Buyer of all or any part of the Guaranteed Obligations, and (b) the Buyer receives the indefeasible payment in full in cash of all obligations under the Note (together with any matured indemnification obligations as of the date of such payment, but excluding any inchoate or unmatured contingent indemnification obligations) and payment of all other amounts payable under this Guaranty (excluding any inchoate or unmatured contingent indemnification obligations), the Buyer will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

SECTION 6.         Representations, Warranties and Covenants.

(a)           Each Guarantor hereby represents and warrants as of the date first written above as follows:

(i)          Each Guarantor (A) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth on the signature pages hereto, (B) has all requisite corporate, limited liability company or limited partnership power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Guaranty and each other Note Transaction Document to which the Guarantor is a party, and to consummate the transactions contemplated hereby and thereby and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified would not result in a Material Adverse Effect.

(ii)         The execution, delivery and performance by each Guarantor of this Guaranty and each other Note Transaction Document to which such Guarantor is a party (A) have been duly authorized by all necessary corporate, limited liability company or limited partnership action, (B) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on the Guarantor or its properties do not and will not result in or require the creation of any lien (other than pursuant to any Note Transaction Document) upon or with respect to any of its properties, and (C) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its properties.

(iii)        No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required in connection with the due execution, delivery and performance by the Guarantor of this Guaranty or any of the other Note Transaction Documents to which the Guarantor is a party (other than expressly provided for in any of the Note Transaction Documents).

(iv)        Each of this Guaranty and the other Note Transaction Documents to which the Guarantor is or will be a party, when delivered, will be, a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws and equitable principles, including those relating to upstream guaranties (regardless of whether enforcement is sought in equity or at law).

(v)         There is no pending or, to the best knowledge of the Guarantor, threatened action, suit or proceeding against the Guarantor or to which any of the properties of the Guarantor is subject, before any court or other governmental authority or any arbitrator that (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (B) relates to this Guaranty or any of the other Note Transaction Documents to which the Guarantor is a party or any transaction contemplated hereby or thereby.

(vi)        The Guarantor (A) has read and understands the terms and conditions of the Note and the other Note Transaction Documents, and (B) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company and the other Transaction Parties, and has no need of, or right to obtain from the Buyer, any credit or other information concerning the affairs, financial condition or business of the Company or the other Transaction Parties that may come under the control of the Buyer.

SECTION 7.        Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Buyer may, and is hereby authorized to, at any time and from time to time, without notice to the Guarantors (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Buyer to or for the credit or the account of any Guarantor against any and all obligations of the Guarantors now or hereafter existing under this Guaranty or any other Note Transaction Document, irrespective of whether or not the Buyer shall have made any demand under this Guaranty or any other Note Transaction Document and although such obligations may be contingent or unmatured. The Buyer agrees to notify the relevant Guarantor promptly after any such set-off and application made by the Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Buyer under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Buyer may have under this Guaranty or any other Note Transaction Document in law or otherwise.

SECTION 8.        Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by overnight mail or by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to any Guarantor, to the address for such Guarantor set forth on the signature page hereto, or if to the Buyer, to it at its respective address set forth in the Note; or as to any Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 8. All such notices and other communications shall be effective (i) if mailed (by certified mail, postage prepaid and return receipt requested), when received or three Business Days after deposited in the mails, whichever occurs first; (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day; or (iii) if delivered by hand, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

SECTION 9.        CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER NOTE TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GUARANTOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE BUYER TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH GUARANTOR IN ANY OTHER JURISDICTION. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER NOTE TRANSACTION DOCUMENTS.

SECTION 10.        WAIVER OF JURY TRIAL, ETC. EACH GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS GUARANTY OR THE OTHER NOTE TRANSACTION DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY OR THE OTHER NOTE TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH GUARANTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE BUYER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BUYER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH GUARANTOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BUYER ENTERING INTO THE OTHER NOTE TRANSACTION DOCUMENTS.

SECTION 11.        Taxes.

(a)        All payments made by any Guarantor hereunder or under any other Note Transaction Document shall be made in accordance with the terms of the respective Note Transaction Document and shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of the Buyer by the jurisdiction in which the Buyer is organized or where it has its principal lending office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "Taxes"). If any Guarantor shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Note Transaction Document:

(i)          the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Buyer pursuant to this sentence) the Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made,

(ii)         such Guarantor shall make such deduction or withholding,

(iii)        such Guarantor shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and

(iv)        as promptly as possible thereafter, such Guarantor shall send the Buyer an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Buyer) showing payment.  In addition, each Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Note Transaction Document (collectively, "Other Taxes").

(b)         Each Guarantor hereby indemnifies and agrees to hold the Buyer harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 11) paid by the Buyer as a result of any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Note Transaction Document, and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  This indemnification shall be paid within 30 days from the date on which the Holder makes written demand therefor, which demand shall identify the nature and amount of such Taxes or Other Taxes.

(c)        If any Guarantor fails to perform any of its obligations under this Section 11, such Guarantor shall indemnify the Buyer for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Guarantors under this Section 11 shall survive the termination of this Guaranty and the payment of the Obligations and all other amounts payable hereunder.

SECTION 12.        Miscellaneous.

(a)        Each Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to Buyer, at such address specified by Buyer from time to time by notice to the Guarantors.

(b)        No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by each Guarantor and the Buyer, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)        No failure on the part of the Buyer to exercise, and no delay in exercising, any right hereunder or under any other Note Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any Note Transaction Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Buyer provided herein and in the other Note Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Buyer under any Note Transaction Document against any party thereto are not conditional or contingent on any attempt by the Buyer to exercise any of its rights under any other Note Transaction Document against such party or against any other Person.

(d)        Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e)        This Guaranty shall (i) be binding on each Guarantor and its respective successors and assigns, and (ii) inure, together with all rights and remedies of the Buyer hereunder, to the benefit of the Buyer and its successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Buyer may assign or otherwise transfer its rights and obligations under the Note or any other Note Transaction Document to any other Person in accordance with the terms thereof, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Buyer herein or otherwise. None of the rights or obligations of any Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Buyer.

(f)        This Guaranty reflects the entire understanding of the transaction contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, entered into before the date hereof.

(g)        Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(h)        This Guaranty shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed therein without regard to conflict of law principles.

(i)        Each Guarantor hereby acknowledges and agrees that this Guaranty shall amend, restate, modify, extend, renew and continue the terms and provisions contained in the Existing Guaranty and shall not extinguish or release such Guarantor from any liability under such Existing Guaranty or otherwise constitute a novation of the obligations (including, without limitation, the Guaranteed Obligations (as defined in the Existing Guaranty)) thereunder.

(j)        By its execution and delivery of this Guaranty, the Company and its Subsidiaries hereby agree and covenant (i) to do each of the things set forth in the Note that I/P agrees and covenants to use its commercially reasonably efforts to cause the Company and its Subsidiaries to do, (ii) to not do each of the things set forth in the Note that I/P agrees and covenants to use its commercially reasonably efforts to cause the Company and its Subsidiaries not to do, in each case, fully as though the Company and its Subsidiaries were a party thereto, and such agreements and covenants are incorporated herein by this reference, mutatis mutandis, and (iii) all payments due under this Guaranty shall be senior to all other Indebtedness of the Company and its Subsidiaries other than Permitted Senior Indebtedness.

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by its respective duly authorized officer, as of the date first above written.

VRINGO, INC., a Delaware corporation

By:	/s/ Andrew Perlman
Name: Andrew Perlman
Title: CEO

Address for Notices:
44 West 28th Street
Suite 1414
New York, NY 10001
Facsimile: (646) 214-7946

I/P LABS, INC., a Delaware corporation formerly known as Scottish Terrier Capital, Inc.

By:	/s/ Alexander R. Berger
Name: Alexander R. Berger
Title: Secretary and Chief Operating Officer

Address for Notices:
c/o Innovate/Protect, Inc.
380 Madison Avenue
22nd Floor
New York, NY 10023
Facsimile: (646) 532-6775

Vringo Guaranty

I/P ENGINE, INC., a Virginia corporation formerly known as Smart Search Labs, Inc.

By:	/s/ Alexander R. Berger
Name: Alexander R. Berger
Title: Secretary and Chief Operating Officer

Address for Notices:
c/o Innovate/Protect, Inc.
380 Madison Avenue
22nd Floor
New York, NY 10023
Facsimile: (646) 532-6775

VRINGO, LTD., an Israeli corporation

By:	/s/ Ellen Cohl
Name: Ellen Cohl
Title: CFO

Address for Notices:
44 West 28th Street
Suite 1414
New York, NY 10001
Facsimile: (646) 214-7946

Vringo Guaranty